Exhibit 10.32
CONFIDENTIAL TREATMENT REQUESTED
October 21, 2010
Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Attn: Mr. Greg Oniu
Email: Greg.Oniu@nationstarmail.com
Re: Amended and Restated Transactions Terms Letter for Master Repurchase Agreement
Ladies and Gentlemen:
This Amended and Restated Transactions Terms Letter (this “Transactions Terms Letter”) is made and entered into, as of the date set forth above, by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”). Buyer and Seller entered into that certain Transactions Terms Letter, dated as of February 24, 2010 (as amended, supplemented or otherwise modified from time to time, the “Original Transactions Terms Letter”). Buyer and Seller desire to amend the Original Transactions Terms Letter in its entirety by amending and restating it subject to the terms and conditions of this Transactions Terms Letter.
This Transactions Terms Letter supplements the Amended and Restated Master Repurchase Agreement, dated as of the date hereof by and between Buyer and Seller (the “Agreement”). In the event there exists any inconsistency between the Agreement and this Transactions Terms Letter, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Effective Date:	October 23, 2010

Expiration Date:	Expiring on October 21, 2011.

Aggregate Transaction Limit:	$75,000,000, consisting of the sum of the Committed Amount and the Uncommitted Amount; which amount may be increased from time to time at Buyer’s sole discretion as provided in the definition of Uncommitted Amount.

Committed Amount:	$50,000,000.

Uncommitted Amount:	$25,000,000 or such greater amount agreed to by Buyer in its sole discretion from time to time.

Financial Covenants:	Seller shall satisfy and maintain the following financial covenants at all times during the term of the Agreement (unless expressly stated otherwise below):

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(a)	Minimum Tangible Net Worth: $150,000,000.

(b)	Minimum Liquidity: Liquidity of at least $20,000,000 as of the end of each calendar month.

(c)	Maximum ratio of Total Liabilities and Warehouse Credit to Tangible Net Worth: 9:1.

(d)	Operating Income: Seller shall show positive pre-tax Operating Income, on a rolling six-month basis.

(e)	Definitions:

“Liquidity” shall mean, as of any date of determination, the sum of (i) Seller’s cash, (ii) Seller’s Cash Equivalents and (iii) the aggregate amount of unused committed capacity available to Seller (taking into account applicable haircuts) under mortgage loan warehouse and servicer advance facilities (other than the repurchase facility provided under the Agreement) for which Seller has unencumbered eligible collateral to pledge thereunder.

“Operating Income” shall mean, for any period, the operating income of Seller for such period as determined in accordance with GAAP; provided, that the following shall be excluded from this calculation: (i) gains or losses incurred by Seller under that certain interest rate swap in effect as of the Closing Date in connection with the NSTR 2009-ADV1 servicing advance securitization; provided, that losses in excess of an aggregate amount of $20,000,000 shall be included in this calculation; (ii) for any month relevant to this calculation through December 2010, expenses of up to a maximum of $1,500,000 (not to exceed a maximum aggregate amount equal to $9,000,000), which directly relate to the creation of increased servicing capacity for the purpose of accommodating Fannie Mae servicing transfers in the fourth quarter of 2010; and (iii) charges of up to a maximum aggregate amount of $15,000,000 which directly relate to Seller’s stock-based management equity plan.

“Tangible Net Worth” shall mean, as of any date of determination, (i) the net worth of Seller and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights or retained residual securities) and any and all advances to, investments in and receivables held from Affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders’ equity

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for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.

“Total Liabilities” shall mean, as of any date of determination, the sum of (a) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP and less the amount of any non-recourse debt, including any securitization debt.

“Warehouse Credit” shall mean, as of any date of determination, the aggregate principal balance of Seller’s Debt under warehouse lines, repurchase facilities or other off balance sheet financings then outstanding as of such date of determination.

Other Covenants:	Seller shall maintain the following other covenants:
(a)	Commitment Basis. Seller shall lock all loans on a best effort commitment basis or a loan level mandatory commitment basis prior to entering into a Transaction for such mortgage loan. In the event that Seller shall have entered into a Purchase Commitment on or prior to the Purchase Date in respect of Eligible Mortgage Loans, Seller shall deliver a true and complete copy of such Purchase Commitment to Buyer on the related Purchase Date for such Eligible Mortgage Loans. For any Transaction in which the underlying Purchased Mortgage Loans are not subject to a Purchase Commitment on the related Purchase Date, Seller shall promptly deliver to Buyer a true and complete copy of any Purchase Commitment executed after such Purchase Date.

(b)	Additional Mortgage Financing Facilities. Notwithstanding anything to the contrary in Section 10.1 of the Agreement, Seller shall not, without prior written notification to Buyer,

(c)	enter into any mortgage financing facility (including, without limitation, any warehouse, repurchase, purchase or off-balance sheet facility).

(d)	Cross-collateralization. Seller’s payment and performance of its obligations under the Agreement shall be cross-

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collateralized with any and all deposits of money or property or any other indebtedness at any time held or owing to Buyer or any of its Affiliates to or for the credit of the account of Seller and its Affiliates under any agreement(s) between Seller and/or its Affiliates, on the one hand, and Buyer and/or its Affiliates, on the other hand, irrespective of whether or not Buyer and/or its Affiliates shall have made any demand thereunder and whether or not said obligations shall have matured.

(e)	Payment of Dividends. If a Potential Default or an Event of Default has occurred and is occurring or will occur as a result of such payments, Seller shall not pay any dividends or distributions with respect to any capital stock or other equity interests in Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

Facility Fee:	An amount equal to the product of (i) [***] and (ii) the Committed Amount. The Facility Fee shall be deemed due, earned and payable in full on the Effective Date, in accordance with Section 5.1 of the Agreement. Upon early termination of the Agreement by Seller, no portion of the Facility Fee shall be refunded. The fee is payable based on Committed Amount only and will be prorated in the event of increases in the Committed Amount.

Unused Facility Fees:	At the end of each calendar month and on the Expiration Date, Buyer shall determine the average Facility utilization during the preceding Calculation Period by Seller by dividing (a) the sum of the Aggregate Outstanding Purchase Price on each day during such Calculation Period, by (b) the number of days in such Calculation Period (the result of such calculation, the “Used Amount”). If the Used Amount for any such Calculation Period is less than 50% of the Committed Amount, Seller shall pay Buyer an Unused Facility Fee for such Calculation Period equal to the product of (i) [***] (ii) the positive difference between (x) the Committed Amount and (y) the Used Amount, and (iii) the actual days (including the first day but excluding the last day) occurring in the Calculation Period divided by 360. The Unused Facility Fee shall be payable in accordance with Section 5.1 of the Agreement.

Transaction Request Deadline:	4:00 p.m. (New York City time).

Deadline for Daily Receipt Of Purchase Advices by Buyer:	4:00 p.m. (New York City time).

***	Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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Minimum Over/Under Account Balance:	$-0-

Eligible Mortgage Loans:	A Mortgage Loan shall be an Eligible Mortgage Loan only if (i) it is a first lien, fixed or adjustable rate Mortgage Loan on a single family residential property that is either (x) an Agency Eligible Mortgage Loan that is also (1) a Conventional Conforming Mortgage Loan or (2) a Jumbo Mortgage Loan, (y) a Government Mortgage Loan, or (z) a Jumbo Mortgage Loan that is not an Agency Eligible Mortgage Loan, (ii) it was originated in compliance with, and remains in compliance with, or was otherwise acquired in compliance with the Agency Guidelines (unless it is a Jumbo Mortgage Loan that is not an Agency Eligible Mortgage Loan) and the Buyer’s Correspondent Guidelines, as applicable, and (iii) it meets each of the following criteria:
(a)	each of the applicable representations and warranties in Section 8.1(r) and 8.1(v) and Exhibit L of the Agreement are true and correct;

(b)	the Purchase Date for such Mortgage Loan is not more than thirty (30) days past the origination date for such Mortgage Loan;

(c)	such Mortgage Loan is not thirty (30) or more days contractually delinquent (as determined by using the MBA method of delinquency) nor has it been thirty (30) or more days contractually delinquent since the origination date for such Mortgage Loan;

(d)	such Mortgage Loan is not subject to a Transaction for longer than the Maximum Dwell Time;

(e)	if such Mortgage Loan is a Wet Mortgage Loan, the Purchase Price of such Mortgage Loan when added to the Aggregate Outstanding Purchase Price of all Purchased Mortgage Loans that are Wet Mortgage Loans, shall not exceed 30% of the Aggregate Transaction Limit;

(f)	if such Mortgage Loan is a Noncompliant Asset (per clause (a) of the definition thereof), the Purchase Price of such Mortgage Loan when added to the Aggregate Outstanding Purchase Price of all other Purchased Mortgage Loans that are Noncompliant Assets (per clause (a) of the definition thereof), shall not exceed 10% of the Aggregate Transaction Limit;

(g)	no rescission notice and/or notice of right to cancel shall have been improperly delivered to the Mortgagor, and the related rescission period related shall have expired;

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(h)	such Mortgage Loan was originated with full documentation;

(i)	such Mortgage Loan must have an unpaid principal balance of at least $50,000;

(j)	such Mortgage Loan is not secured by Mortgaged Property located in the Commonwealth of Puerto Rico;

(k)	such Mortgage Loan shall neither be a HELOC Mortgage Loan nor a reverse mortgage loan;

(l)	such Mortgage Loan’s FICO Score is not less than 620 (except as otherwise permitted in clause (m) below);

(m)	if such Mortgage Loan is a Government Loan with a FICO Score between 550 and 619 at the time of origination, the Purchase Price of such Mortgage Loan when added to the Aggregate Outstanding Purchase Price of all other Purchased Mortgage Loans that are Government Loans with a FICO Score between 550 and 619 at the time of origination shall not exceed 4% of the Aggregate Transaction Limit;

(n)	such Mortgage Loan is not a cash-out refinance loan in respect of Mortgaged Property located in the state of Texas;

(o)	such Mortgage Loan has not been previously rejected for purchase by any investor;

(p)	such Mortgage Loan has not been repurchased by Seller from any Person to whom such Mortgage Loan was previously sold (including transfers in connection with securitizations);

(q)	the Mortgagor in respect of such Mortgage Loan is not a partnership, corporation or other non-natural person (other than an inter-vivos trust which conforms to the Agency Guides);

(r)	if such Mortgage Loan is a Jumbo Mortgage Loan, the original principal balance of such Mortgage Loan was not greater than $1,500,000;

(s)	if such Mortgage Loan is a Jumbo Mortgage Loan that is not an Agency Eligible Mortgage Loan, the Purchase Price of such Mortgage Loan when added to the Aggregate Outstanding Purchase Price of all other Purchased Mortgage Loans that are Jumbo Mortgage Loans that are not Agency Eligible Mortgage Loans, shall not exceed 30% of the Aggregate Transaction Limit; and

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(t)	if such Mortgage Loan is a Jumbo Mortgage Loan, (i) such Mortgage Loan must be subject to a valid and binding Purchase Commitment with an Approved Investor, and (ii) the related Purchase Commitment must be validly and effectively assigned to Buyer.

Eligible Certified Mortgage Loan:	A Certified Mortgage Loan shall be an Eligible Certified Mortgage Loan only if it meets each of the following criteria:
(a)	such Mortgage Loan is an Eligible Mortgage Loan;

(b)	Custodian has delivered to Buyer a Certified Mortgage Loan Trust Receipt with respect to such Mortgage Loan;

(c)	if such Mortgage Loan is a Pooled Mortgage Loan, within two (2) Business Days of the related Pooling Date, Seller shall have delivered to Buyer a duly executed Trade Assignment together with a true and complete copy of the Purchase Commitment with respect to the related Mortgage-Backed Security; and

(d)	the Takeout Price set forth in the related Purchase Commitment for the related Mortgage-Backed Security or the Portfolio Mortgage Loans, as applicable, is for an amount that is not less than the outstanding Repurchase Price for the Pool or such Portfolio Mortgage Loans, resepectively.

Eligible Security:	A Mortgage-Backed Security shall be an Eligible Security only if it meets each of the following criteria:
(a)	each of the applicable representations and warranties set forth on Exhibit L of the Agreement are true and correct;

(b)	it is issued on the Settlement Date in Strict Compliance with the applicable Agency Guidelines;

(c)	a CUSIP has been issued and provided to Buyer in compliance with Section 7.2(c) of the Agreement;

(d)	it is backed solely by Eligible Certified Mortgage Loans that (x) are (i) Agency Eligible Mortgage Loans that are also Conventional Conforming Mortgage Loans or (ii) Government Mortgage Loans, and (y) were subject to Transactions immediately prior to the issuance of such Mortgage-Backed Security;

(e)	it is delivered in a manner sufficient to cause Buyer to have a perfected, first priority security interest in, and to be the

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“entitlement holder” (as defined in Section 8-102(a)(7) of the Uniform Commercial Code of, such Mortgage-Backed Security; and

(f)	the related Trade Assignment is enforceable and in effect.

Type Purchase Price Percentage:	With respect to each Eligible Asset, the percentages set forth on Schedule 1 under the heading “Type Purchase Price Percentage”.

Type Sublimit:	With respect to each Eligible Asset, the percentages set forth on Schedule 1 under the heading “Type Sublmit”.

Type Margin:	With respect to each Eligible Asset, the percentages set forth on Schedule 1 under the heading “Type Margin”.

Reporting Requirements:	Financial Reports & Officer’s Certificate: Seller shall deliver to Buyer, as soon as possible but in no event more than forty-five (45) days after the end of each calendar month, financial statements of Seller, including statements of income and changes in shareholders’ equity (or its equivalent) for such month and the related balance sheet as at the end of such period, all in reasonable detail acceptable to Buyer and certified by the chief financial officer of Seller, subject, however, to year-end audit adjustments. Together with such financial statements, Seller shall deliver an officer’s certificate substantially in a form to be provided by Buyer, which shall include funding and production volume reports for the previous month and evidence of compliance with all financial covenants.

Annual Reports: Seller shall deliver to Buyer, as soon as possible but in no event more than ninety (90) days after the end of each fiscal year of Seller, audited financial statements of Seller, including statements of income and changes in shareholders’ equity for such fiscal year and the related balance sheet as at the end of such fiscal year, all in reasonable detail acceptable to Buyer and certified by the chief financial officer of Seller stating, at a minimum, that the financial statements fairly present the financial condition and results of operations of Seller as of the end of, and for, such year.

Government Insuring Reports: Seller shall provide Buyer, as soon as possible but in no event more than thirty (30) days after the end of each quarter, or as requested by Buyer, the following government insuring reports (including 15 month history):
(a)	Loans Originated — Current Defaults and Claims Reported — United States (from FHA Connection):
▪	Output option: all loans

▪	Performance period: current period

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▪	All insured single family loans with a beginning amortization within the last two years
(b)	HUD Pipeline/Uninsured Query:
▪	Date range: use default

▪	Sort by: originating ID in ascending order
(c)	Late Endorsement Query:
▪	Loan status: Active, claimed

▪	Date range: last two year period
Sort by: # days closing to Endr pkg Rcvd in descending order

Hedging Report: Seller shall deliver to Buyer each Monday a loan and rate lock position report and hedge report containing product level pricing and interest rate sensitivity analysis (shocks) or as requested by Buyer (data elements to be agreed upon).

Monthly Collateral Tape: Seller shall deliver within five (5) days after the end of each month, a collateral tape including the data fields (to be determined) representing the Eligible Mortgage Loans subject to Transactions under the Agreement as of the end of such month, acceptable to the Buyer in its sole discretion.

If requested by Buyer, Seller shall promptly provide to Buyer (i) in a form reasonably acceptable to Buyer, a detailed aging report of all outstanding mortgage loans that are subject to warehouse/ purchase/ repurchase facilities entered into by Seller, and detail of all uninsured government loans, and (ii) any additional information as reasonably requested.

Key Personnel:	Individuals that directly report to Executive Management.

Buyer’s Guidelines, Policies and Procedures:	The terms and conditions of this Transactions Terms Letter and the Agreement shall be subject to Buyer’s guidelines, policies and procedures, as may be changed from time to time. Buyer may communicate changes to its guidelines, policies and procedures to Seller via Buyer’s website, email or in writing.

Governing Law:	This Transactions Terms Letter and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
[signature page follows]

Please acknowledge your agreement to the terms and conditions of this Transactions Terms Letter by signing in the appropriate space below and returning a copy of the same to the undersigned. Facsimile signatures shall be deemed valid and binding to the same extent as the original. Buyer shall have no obligation to honor the terms and conditions of this Transactions Terms Letter if Seller fails to fully execute and return this document to Buyer within thirty (30) days after the date of issuance.

Sincerely,		Agreed to and Accepted by:

Bank of America, N.A.		Nationstar Mortgage LLC

By:	/s/ Craig Weakley	By:	/s/ Gregory Oniu

Name:	Craig Weakley	Name: Gregory Oniu
Title:	Managing Director	Title: Senior Vice President
Amended and Restated Transactions Terms Letter — BANA/Nationstar

SCHEDULE 1
ELIGIBLE ASSETS

	Type		Type Purchase Price	Maximum
	Sublimit*	Type Margin	Percentage	Dwell Time**
Type A:
Agency Eligible Mortgage Loans that are also Conventional Conforming Mortgage Loans (1st mortgages only), including Jumbo Mortgage Loans that are Agency Eligible Mortgage Loans	[***]	[***]	[***]	45 calendar days

Type B:
Government Mortgage Loans (1st mortgages only)	[***]	[***]	[***]	45 calendar days

Type C:
Jumbo Mortgage Loans that are not Agency Eligible Mortgage Loans (1st mortgages only)	[***]	[***]	[***]	45 calendar days

Type D:
Government Mortgage Loans (1st Mortgages only) for which the related Mortgagor’s FICO score at the time of origination was between 550 and 619	[***]	[***]	[***]	45 calendar days

Noncompliant Assets (per clause (a) of the definition thereof) that are Type A, Type B or Type C Mortgage Loans	[***]	[***]	[***]	15 calendar days from the date on which the Mortgage Loan became a Noncompliant Asset
		[***]	[***]

Wet Mortgage Loans — Type A, Type B, Type C and Type D Mortgage Loans (all Transactions are funded to the closing table with closing agents approved by Buyer)	[***]	[***]	[***]	7 Business Days from origination
[***]
		[***]	[***]

Eligible Certified Mortgage Loans that are Portfolio Mortgage Loans — Type A and Type B Mortgage Loans	[***]	[***]	[***]	60 calendar days from the date on which the Mortgage Loan first became subject to a Transaction whether or not it was an Eligible Certified Mortgage Loan at the time

Eligible Certified Mortgage Loans that are Pooled Mortgage Loans — Type A, Type B and Type D Mortgage Loans	[***]	[***]	[***]	60 calendar days from the date on which the Mortgage Loan first became subject to a Transaction whether or not it was an Eligible Certified Mortgage Loan at the time

Fannie Mae, Freddie Mac or Ginnie Mae Mortgage-Backed Securities	[***]	[***]	[***]	10 calendar days from the date of issuance of security to Buyer

*	Unless otherwise specified, all Type Sublimits are calculated as a percentage of the Aggregate Transaction Limit (as the same may be increased or decreased pursuant to the terms of the Agreement).

**	All Maximum Dwell Times are calculated without regard to whether the time that such Purchased Asset is subject to the Facility is consecutive.

***	Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.